SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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VaxGen, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VAXGEN, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2001

TO THE STOCKHOLDERS:

     Notice is hereby given that the 2001 Annual Meeting of Stockholders of VaxGen, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 30, 2001 at 9:00 A.M., at our corporate offices, 1000 Marina Boulevard, Suite 200, Brisbane, California for the following purposes:

1.	To elect six directors of the Company, to serve until the 2002 Annual Meeting of Stockholders or until their earlier retirement, resignation or removal;

2.	To confirm the appointment of KPMG LLP as the Company’s independent auditors for the 2001 fiscal year;

3.	To consider and vote upon a proposal to approve the Company’s Employee Stock Purchase Plan;

4.	To consider and vote upon a proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock by 20,000,000 common shares; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     These matters are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 2, 2001 are entitled to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

Sincerely, /s/ DONALD P. FRANCIS Donald P. Francis President

Brisbane, California
April 30, 2001

IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURN A PROXY.

VAXGEN, INC.

PROXY STATEMENT

2001 ANNUAL MEETING OF STOCKHOLDERS

GENERAL

     The enclosed proxy is solicited on behalf of VaxGen, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held Wednesday, May 30, 2001 at 9:00 A.M., or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s corporate office located at 1000 Marina Boulevard, Suite 200, Brisbane, California, 94005.

     This Proxy Statement is being mailed on or about April 30, 2001 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

     At the close of business on April 2, 2001 (the “Record Date”) there were 14,071,566 shares of the Company’s common stock, $0.01 par value (the “Common Stock”) issued and outstanding and held of record by 392 stockholders.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

VOTING

     Stockholders of record at the close of business on April 2, 2001 will be entitled to one vote for each share of Common Stock held upon each of the matters presented at the Annual Meeting. Stockholders of record may vote by using the proxy card enclosed with this proxy statement. Proxy cards returned properly signed will be voted according to the Stockholder’s direction. A proxy card returned signed without specifying a vote or abstention on any proposal will be voted FOR each of the six individuals nominated to serve as director; FOR the ratification of the appointment of KPMG LLP as the Company’s independent auditors; FOR approval of the Company’s 2001 Employee Stock Purchase Plan; and FOR the amendment to the Company’s Certificate of Incorporation. The presence of holders of a majority of the issued and outstanding shares of Common Stock, whether in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions, votes withheld for Director nominees and “broker non-votes” (shares represented at the Annual Meeting which are held by a broker or nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote such shares and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote with respect to matters presented at the Annual Meeting for purposes of determining whether a quorum is present. With respect to the election of Directors, the by-laws of the Company (the “By-Laws”) provide that such election shall be determined by a plurality of votes cast; approval of the amendment to the Company’s Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock; all other questions shall be decided by a majority of votes cast. Abstention from voting for one or more of the nominees for director will make it less likely that the nominee will be one of the six nominees for director who receive the greatest number of votes cast. Abstention from voting on the proposal to ratify the appointment of auditors and to approve the Company’s 2001 Employee Stock Purchase Plan will have no effect on the outcome, since approval is based solely on the number of votes actually cast. Abstention from voting or a broker non-vote on the proposal to approve an amendment to the Company’s Certificate of Incorporation will have the effect of a negative vote against the proposal.

SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE 2002 ANNUAL MEETING

     Stockholders who intend to present a proposal for inclusion in the Company’s proxy materials for the 2002 Annual Meeting of Stockholders must submit the proposal to the Company no later than January 1, 2002. Stockholders who intend to present a proposal at the 2002 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials for the 2002 Annual Meeting are required to provide notice of such proposal to the Company pursuant to the Company’s By-Laws no later than March 29, 2002. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 31, 2001 by (1) each person, or group of affiliated persons, who is known by the Company to own beneficially more than five percent of the outstanding Common Stock, (2) each of the Company’s directors and nominees for director, (3) the CEO and the four other most highly compensated executive officers for the fiscal year ended December 31, 2000 and (4) all of the Company’s directors and executive officers as a group.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding
Vulcan Ventures, Inc. 110-110th Avenue, NE, Suite 550 Bellevue, WA 98004	2,955,992	21.0%
Genentech, Inc. 1 DNA Way South San Francisco, CA 94080	1,522,354	10.8
Donald P. Francis (2)	489,782	3.5
Robert C. Nowinski (2)	501,916	3.5
Phillip W. Berman (2)	283,569	2.0
Randall L-W. Caudill (2)(3)	32,000	*
Stephen C. Francis (2)	46,444	*
Ruth B. Kunath (2)(4)	2,971,307	21.1
William D. Young (2)	8,982	*
John G. Curd (2)	55,104	*
Carter A. Lee (2)	72,655	*
All executive officers and directors as a group (12 persons) (2)	4,573,576	31.2

(1)	Includes shares underlying options or warrants exercisable within 60 days of March 31, 2001. Except as indicated, persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them. Shares subject to an option are not deemed outstanding for purposes of computing the percentage ownership of any person other than the person holding the securities.

(2)	Includes options under the Company’s stock option plans exercisable within 60 days of March 31, 2001 for the following number of shares: Dr. Francis - 7,812; Dr. Nowinski - 120,000; Dr. Berman - 207,812; Dr. Caudill - 2,857; Mr. Francis - 6,444; Ms. Kunath - 9,815; Mr. Young - 8,982; Dr. Curd - 55,104; Mr. Lee - 72,655; and all executive officers and directors as a group - 572,813.

(3)	Includes 17,143 shares underlying warrants issued to Dunsford Hill Capital Partners pursuant to an early stage corporate finance advisory engagement. Dr. Caudill is President of Dunsford Hill Capital Partners. Also includes 1,000 shares owned by Dr. Caudill’s wife. Dr. Caudill disclaims beneficial ownership of the 1,000 shares.

(4)	Includes 2,955,992 shares held by Vulcan Ventures, Inc. Ms. Kunath manages the Vulcan Venture Biotechnology Portfolio as an employee of Vulcan Ventures. Ms. Kunath disclaims any beneficial ownership of the Vulcan Ventures shares except to the extent of any pecuniary interest therein. Also includes 5,500 shares held by a trust, of which Ms. Kunath is trustee. Ms. Kunath also disclaims beneficial ownership of the 5,500 shares.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and reports of changes in their ownership with the Securities and Exchange Commission (the “SEC”). Such persons are required by SEC regulations to furnish the Company with copies of all such reports they file.

     Based solely on its review of the copies of such reports received by the Company with respect to its fiscal year ended December 31, 2000, and representations made with respect to their compliance with the reporting requirements under Section 16(a) of the Exchange Act, the Company believes that all directors and executive officers and ten percent shareholders timely filed all applicable reports with respect to such fiscal year.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

     A Board of six directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until that person’s successor has been elected.

NOMINEES FOR DIRECTOR

Name of Nominee	Age	Principal Occupation	Director Since
Donald P. Francis	58	President of VaxGen	1995
Phillip W. Berman	52	Senior Vice President, Research & Development of VaxGen	1997
Randall L-W. Caudill	54	President, Dunsford Hill Capital Partners	2001
Stephen C. Francis	60	Vice-Chairman at Fischer, Francis, Trees & Watts	1996
Ruth B. Kunath	49	Vulcan Venture Biotechnology Portfolio Manager	1999
William D. Young	56	Chairman of the Board and Chief Executive Officer of ViroLogic, Inc.	1995

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     Donald P. Francis, M.D., D.Sc. Dr. Francis co-founded VaxGen in November 1995 and has served as its President and as a director since inception. Following the resignation of Dr. Robert Nowinski, in December 2000, Dr. Francis assumed the role of interim Chief Executive Officer. From 1993 to 1995, Dr. Francis directed HIV vaccine clinical research at Genentech. Prior to joining Genentech, Dr. Francis served from 1971 to 1992 in various positions at the Centers for Disease Control and Prevention (CDC). During this period, Dr. Francis established and directed the HIV laboratory for the CDC and served as an Assistant Director, Viral Diseases Program. At that time he was also a principal investigator in one of the two Phase III clinical trials that led to licensure of the hepatitis B vaccine in the United States. In 1976, Dr. Francis was the lead epidemiologist on the first clinical team to encounter and control the Ebola virus. Prior to such time, Dr. Francis had a central role in the World Health Organization’s smallpox eradication program, which eradicated smallpox from the world. Dr. Francis received an M.D. from Northwestern University and completed his training in pediatrics at Los Angeles County/USC Medical Center. Dr. Francis received a doctorate in virology from the Harvard School of Public Health. Dr. Francis is the brother of Stephen Francis.

     Phillip W. Berman, Ph.D. Dr. Berman is the inventor of AIDSVAX and has served as the Company’s Senior Vice President, Research & Development since April 1999. Dr. Berman served as Vice President of Research & Development from November 1997 to April 1999, and has served as a director since October 1997. From 1982 to 1997, Dr. Berman served in various capacities with Genentech, including Senior Scientist, Molecular Biology Department, and Staff Scientist, Department of Immunology and Department of Process Sciences. From 1984 until he joined VaxGen, Dr. Berman had research responsibilities in Genentech’s AIDS Vaccine Project. Dr. Berman received an A.B. in biology from the University of California, Berkeley, and a Ph.D. in biochemistry from Dartmouth College, and performed post-doctoral research at the Neurobiology Laboratory of the Salk Institute and the Department of Biochemistry and Biophysics at the University of California, San Francisco.

     Randall L-W. Caudill, Ph.D. Dr. Caudill has served as a director since February 2001; he had previously served as director from 1997 through 1999. Dr. Caudill is President of Dunsford Hill Capital Partners, a San Francisco-based financial consulting firm, serving emerging growth companies in the U.S. and abroad. From 1987 to 1997 he served in various capacities including heading the Merger and Acquisition Department and co-heading the Investment Bank at Prudential Securities. Dr. Caudill received a Ph.D. from Oxford University, where he was a Rhodes Scholar, and an M.A. in Public and Private Management from Yale University.

     Stephen C. Francis. Mr. Francis has served as a director since October 1996. Mr. Francis is Vice-Chairman of Fischer, Francis, Trees & Watts, an investment management firm, which he co-founded in 1972. Mr. Francis has served on the board of several for profit and not-for-profit organizations. Mr. Francis is a member and former chairman of the Treasury Borrowing Advisory Committee, which advises the United States Treasury, and is a former member of the Stanford University Graduate School of Business Advisory Council. Mr. Francis received an A.B. from Dartmouth College and an M.B.A. from Stanford University. Mr. Francis is the brother of Donald Francis.

     Ruth B. Kunath. Ms. Kunath has served as a director since September 1999. Ms. Kunath has managed the Vulcan Venture Biotechnology Portfolio, managing public and private biotech and emerging healthcare investments since 1992. Prior to her employment at Vulcan Ventures, Ms. Kunath managed Seattle Capital Management equity assets as Senior Portfolio Manager for the healthcare sector of Bank of America Capital Management. Ms. Kunath received a B.A. from DePauw University and is a Certified Financial Analyst.

     William D. Young. Mr. Young has served as a director since November 1995. Since September 1999, Mr. Young has been the Chairman of the Board and Chief Executive Officer of ViroLogic, Inc. From 1997 to September 1999, Mr. Young served as the Chief Operating Officer of Genentech, where he had been employed since 1980. Mr. Young serves on the board of directors of IDEC Pharmaceuticals and Energy Biosystems Corp. He received a B.S. in chemical engineering from Purdue University and an M.B.A. from Indiana University.

VOTE REQUIRED

     The six nominees receiving the highest number of affirmative votes cast shall be elected as directors.

RECOMMENDATION

     The Board of Directors unanimously recommends that the stockholders vote “FOR” the election of Donald P. Francis, Phillip W. Berman, Randall L-W. Caudill, Stephen C. Francis, Ruth B. Kunath and William D. Young.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held eight meetings during 2000 and acted once by unanimous written consent. No incumbent director who served in 2000 attended fewer than 75% of the meetings of the Board of Directors and of the committees of the Board on which the director served.

     The Board of Directors has an Audit Committee, Compensation Committee, Executive Committee, Genentech Contract Committee and a Nominating Committee. From time to time, the Board may create various ad hoc committees for special purposes. In April 2001, the Board of Directors created a search committee composed of Dr. Donald Francis, Dr. Caudill and Mr. Young to identify and evaluate candidates for the vacant Chief Executive Officer position.

     Audit Committee. The Audit Committee oversees the Company’s financial process on behalf of the Board of Directors and reviews the Company’s financial statements and the reporting processes, including the systems of internal controls. The members of the Audit Committee are Dr. Caudill, Ms. Kunath and Mr. Young. All current members of the audit committee are “independent directors”(as independence is defined in Rule 4200 (a)(14) of the National Association of Securities Dealers (“NASD”) Listing Standards). Mr. Stephen C. Francis, however, who served as Chairman of the Committee in 2000, was not “independent”as defined by Rule 4200 (a)(14). Mr. Francis resigned from the Committee effective April 6, 2001. The Committee met four times in 2000. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A.

     Compensation Committee. The Compensation Committee reviews and approves the compensation and benefits for the executive officers, administers the stock option plans and makes recommendations to the Board of Directors about compensation matters. The members of the Compensation Committee are Dr. Caudill, Mr. Stephen Francis, Ms. Kunath and Mr. Young. The Committee met nine times in 2000.

     Executive Committee. The Executive Committee may act on behalf of the Board of Directors on all matters except those concerning filling vacancies on the Board, executive compensation, audits or individual contracts or financial obligations exceeding $3,000,000. The members of the Executive Committee are Dr. Donald Francis and Mr. Young. The Committee held no meetings during 2000.

     Genentech Contract Committee. The Genentech Contract Committee considers matters relating to agreements with Genentech. The members of the Genentech Contract Committee are Dr. Donald Francis, Dr. Berman, Dr. Caudill, Mr. Stephen Francis, Ms. Kunath and Mr. Young. The Committee met once during 2000.

     Nominating Committee. The Nominating Committee is responsible for matters relating to composition of the Board of Directors, including recruitment, nomination and succession. The members of the Nominating Committee are Dr. Donald Francis and Ms. Kunath. The Committee held no meetings during 2000.

DIRECTOR COMPENSATION

     The Company’s non-employee directors currently receive $1,000 per Board meeting attended and $500 per telephonic meeting as cash compensation for their service as members of the Board of Directors, and are reimbursed for certain expenses in connection with attendance at Board and Committee meetings. From time to time at the discretion of the Board, certain directors have received grants of options to purchase shares of Common Stock pursuant to the Company’s stock option plans. During 2000, Mr. Stephen Francis, Ms. Kunath and Mr. Young each received options to purchase 1,482 shares of Common Stock at a per share exercise price of $13.50. Pursuant to the 1998 Director Stock Option Plan, each non-employee director who is re-elected at the Annual Meeting will be eligible to receive a non-discretionary, automatic grant of an option to purchase $20,000 worth of shares of the Common Stock at an exercise price per share equal to the closing price of the Common Stock on the date of the Annual Meeting.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the audited financial statements with management. The Committee has discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61). The Audit Committee has discussed with KPMG LLP its independence from management, and has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1.

     Based upon the review and discussions of the Audit Committee with respect to the items listed above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee has also recommended, subject to shareholder approval, the appointment of KPMG LLP as the Company’s independent auditors for 2001.

     Respectfully submitted,

          Randall L-W. Caudill
          Stephen C. Francis
          Ruth B. Kunath
          William D. Young

     Audit Committee Members

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP to audit the financial statements of the Company for the 2001 fiscal year ending December 31, 2001 and recommends that the stockholders ratify such selection. KMPG LLP has audited the accounts of the Company since 1995. Representatives of KPMG LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

     In the event that the ratification of the appointment of auditors is not made by a majority of the shares cast, the Board of Directors will consider the selection of other auditors.

AUDIT FEES

     The fees billed for professional services by KPMG LLP for the audit of the Company’s financial statements and the fiscal year end reviews of the financial statements for 2000 were $72,000.

FINANCIAL INFORMATION AND SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees for services rendered by KPMG LLP as described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-K.

ALL OTHER FEES

     The fees billed for professional services by KPMG LLP for professional services not included under the heading “Audit Fees” or “Financial Information and Systems Design and Implementation Fees” were $8,000.

AUDITOR INDEPENDENCE

     The Audit Committee of the Board of Directors has considered whether the other professional services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

VOTE REQUIRED

     The affirmative vote of a majority of the votes cast will be required to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2001.

RECOMMENDATION

     The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of KPMG LLP as the company’s independent auditors for the fiscal year ending December 31, 2001.

PROPOSAL NO. 3:

APPROVAL OF 2001 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors has adopted the 2001 Employee Stock Purchase Plan (the “Plan”), subject to shareholder approval. A summary of the Plan follows. The complete text of the Plan is included as Appendix B to this Proxy Statement. In the event of any difference between the summary and the provisions of the Plan, the provisions of the Plan will govern.

SUMMARY OF PLAN

     The purpose of the Plan is to provide a method by which eligible employees of the Company may be awarded additional remuneration for services rendered and encouraged to invest in the capital stock of the Company. A total of 300,000 shares of Common Stock have been reserved for purchase under the Plan.

     The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, nor is it qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

     To be eligible to participate in the Plan, an individual must be an employee of the Company (including an officer or director who is also an employee) and must customarily work more than 20 hours per week and more than 5 months in any calendar year. However, an employee who owns stock with 5% or more of the total combined voting power or value of all classes of stock of the Company will not be eligible to participate.

     The Plan will be implemented by a series of offerings of approximately 24-months’duration. The initial offering will commence on July 2, 2001, and end on June 30, 2003. An additional offering will commence on the first business day of each subsequent October, January, April and July of each year during the term of the Plan and end on the last business day of the second December, March, June and September, respectively, occurring thereafter.

     Within each offering, there will be a series of eight quarterly “purchase periods”commencing on the first business day of each July, October, January and April during the offering and ending on the last business day of the next September, December, March and June, respectively, occurring thereafter.

     Each eligible employee may elect, at the beginning of an offering, to have up to 15% of his or her compensation withheld and applied to purchase Common Stock at the end of each purchase period in the offering. Payroll deductions may be decreased at any time and may be increased up to two times during an offering. An eligible employee can only participate in one offering at a time.

     The purchase price for shares of Common Stock purchased at the end of a purchase period in an offering will be the lesser of 85% of the market price of the Common Stock on the commencement date of the offering, or 85% of the market price of the Common Stock on the last business day of the purchase period. During any one calendar year, the maximum value of the Common Stock that may be purchased by a participant is $25,000.

     A participant may elect to withdraw from an offering so long as the election is made at least ten days prior to the end of the purchase period for which it is to be effective. In addition, if the market price of the Common Stock on the last business day of any purchase period during an offering is less than the market price of the Common Stock on the commencement date of that offering, each participant in that offering will automatically be withdrawn from that offering and enrolled in the offering that commences immediately following the end of that purchase period.

     The number of shares subject to the Plan and the purchase price of such shares are subject to adjustment upon the occurrence of certain events, including but not limited to a stock dividend, stock split, reverse stock split or other transaction resulting in the subdivision or combination of the Company’s Common Stock.

     By participating in the Plan, each participant agrees to allow the Company to withhold, from any amounts that may be payable to the participant, such federal, state and local income, employment and other taxes as the Company may be required to withhold under applicable law as a result of the participant’s purchase of shares under the Plan or their later disposition, and to remit such taxes to the Company, in lieu of such withholding, if the Company so requests.

     A participant may resell shares of Common Stock purchased under the Plan at any time, subject to compliance with all applicable federal and state securities and other laws. However, a participant’s rights under the Plan are the participant’s alone and may not be transferred or assigned to any other person other than by will or the laws of descent and distribution. A participant’s rights under the Plan are exercisable during his or her lifetime by the participant alone. A participant’s rights under the Plan will terminate if he or she for any reason ceases to be an employee of the Company.

     The Plan will terminate when all or substantially all of the unissued shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination, all payroll deductions not used to purchase shares of Common Stock will be refunded to the participants entitled thereto. The Plan may also be terminated at any time by the Board of Directors, but termination will not affect any rights to purchase shares in an offering at the end of the purchase period in progress at the time of termination. The Board of Directors or the Committee also has the right to amend the Plan under certain circumstances.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The Plan is intended to qualify as an “employee stock purchase plan”within the meaning of Section 423(b) of the Code. Assuming that the Plan is so qualified, the material federal income tax consequences that may be expected to accrue under the Plan to the Company and participants are as described below:

     A participant will not recognize any income, gain or loss at the time he or she purchases shares of Common Stock under the Plan.

     Under the Code, special rules apply to a disposition of shares of Common Stock purchased under the Plan. For purposes of these rules, a disposition generally includes not only a sale of the shares, but also a gift, an exchange of the shares for other property, and a transfer of legal title (the death of a participant is also generally treated in effect as a disposition). However, a disposition does not include a mere pledge of the shares or a transfer of the shares into joint tenancy.

     The tax consequences to a participant of a disposition of shares of Common Stock purchased under the Plan will vary depending on how long the participant has held the shares. The tax consequences may be more favorable if the participant holds the shares at least until the second anniversary of the commencement date of the offering in which the shares were purchased. This will be referred to below as the two-year holding period.

     If a participant disposes of shares of Common Stock purchased under the Plan, the participant will be subject to income tax in the year of disposition if a gain is realized on the disposition. A portion of this gain will be treated as compensation income, which the participant will be required to report on his or her federal income tax return for the year in which the disposition occurs. The portion of the gain that is compensation income will be as follows:

Shares Held for Two Years. If the shares have been held for the two-year holding period (or in case of the death of the participant), the compensation income will be determined by subtracting —

(a)	the amount the participant paid for the shares, from

(b)	their market value on the commencement date of the offering in which the shares were purchased, or their market value on the date of disposition, whichever is less.

Shares Not Held for Two Years. If the shares have not been held for the two-year holding period, the compensation income will be determined by subtracting —

(a)	the amount the participant paid for the shares, from

(b)	their market value on the last business day of the purchase period during which the shares were purchased, or their market value on the date of disposition, whichever is less.

     In addition to the compensation income reportable by a participant, if a disposition is a sale or other taxable transfer, any remaining gain in excess of the amount reported as compensation income will be capital gain (short-term or long-term, depending on how long the participant held the shares).

     If a participant disposes of shares of Common Stock purchased under the Plan that have not been held for the two-year holding period, and a gain is realized on the disposition, the Company may be required to withhold certain amounts on account of federal income and employment taxes. The Company will generally be entitled to a compensation deduction in the year of disposition for this portion of the gain, assuming that this amount constitutes reasonable compensation.

VOTE REQUIRED

     The affirmative vote of a majority of the votes cast will be required to approve the Company’s 2001 Employee Stock Purchase Plan.

RECOMMENDATION

     The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the 2001 Employee Stock Purchase Plan.

PROPOSAL NO. 4:

INCREASE IN AUTHORIZED CAPITAL SHARES

     The Board of Directors has determined that it is advisable and in the best interest of the Company to effect an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) that would increase the number of authorized shares of Common Stock from 20,000,000 shares to 40,000,000 shares, and to propose the Amendment for approval by the stockholders.

BACKGROUND

     Currently, the Company is authorized to issue 20,000,000 shares of Common Stock in the aggregate. On April 10, 2001, the Board of Directors unanimously approved the Amendment.

     On March 31, 2001, the Company had issued and outstanding 14,071,566 shares of Common Stock. As of that date, the Company had reserved approximately 3,432,198 shares of Common Stock for issuance upon exercise of outstanding options and warrants. Consequently, the Company has approximately 2,496,236 shares Common Stock available for other issuances.

REASONS FOR THE PROPOSAL

     The Board of Directors of the Company considers it prudent and in the best interests of the Company and its shareholders to have a sufficient number of shares of Common Stock available for issuance in order to provide the Company with business and financing flexibility. Common Stock may be issued by the Company in connection with future equity financings or strategic business collaborations, upon conversion or exchange of outstanding securities, in connection with existing share-based compensation and benefit plans or under other circumstances. There are currently no agreements or understandings regarding the issuance of any of the additional shares of Common Stock that would become available if the Company’s authorized share capital is increased as proposed.

EFFECTS OF ADOPTION OF THE PROPOSAL

     The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock, and, to the extent issued, would have the same rights and privileges as the Common Stock currently outstanding. No holder of the Common Stock is entitled to any preemptive right to subscribe for or purchase any shares or other securities of the Company. The issuance of a substantial amount of Common Stock or the granting of an option to purchase a substantial amount of Common Stock could have a potential anti-takeover effect with respect to the Company which may make it more difficult to effect a change in control of the Company (for example, by decreasing the percentage of share ownership of those persons seeking to obtain control), although the Board of Directors is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such a purpose. Under applicable law, the Board of Directors is required to make any determination to issue such shares based on its judgment at the time of such issuance as to the best interest of the Company.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval of the Amendment.

RECOMMENDATION

     The Board of Directors unanimously recommends a vote “FOR” approval of the Amendment.

IDENTIFICATION OF EXECUTIVE OFFICERS

     The following table sets forth as of March 31, 2001 information concerning the Company’s executive officers:

Name	Age	Position
Donald P. Francis	58	President
Philip W. Berman	52	Senior Vice President, Research & Development
John G. Curd	55	Executive Vice President, Medical Affairs
George T. Baxter	48	Senior Vice President, General Counsel
Carter A. Lee	48	Senior Vice President, Finance & Administration
Marlene Chernow	45	Vice President, Product Development & Regulatory Affairs
William L. Heyward	50	Vice President, International Clinical Research

      The biographies of Donald P. Francis and Philip W. Berman appear under “Nominees for Director” above.

     John G. Curd, M.D. Dr. Curd has served as our Executive Vice President, Medical Affairs, since April 1999. From 1991 to April 1999, Dr. Curd held various positions at Genentech, including Director, Immunology/Oncology/Infectious Disease, Senior Director and Head of Clinical Science and Vice President of Clinical Development. From 1978 to 1991, Dr. Curd held several research and clinical positions at The Scripps Clinic, a world-renowned research foundation and medical clinic, including Head, Division of Rheumatology and Vice Chairman, Department of Medicine; and President of Medical Staff of Green Hospital of Scripps Clinic. He received a B.A. from Princeton University and an M.D. from Harvard Medical School. Dr. Curd resigned from the Company in April 2001.

     George T. Baxter. Mr. Baxter has served as our Senior Vice President, General Counsel and Corporate Secretary, since September 2000. Prior to joining VaxGen, Mr. Baxter specialized in AIDS-related litigation. In the course of more than a decade of practice, he won five significant cases. His practice, which was based in New Jersey, also specialized in epidemiology, biological and corporate litigation. Before entering private practice, Mr. Baxter served with a New Jersey-based law firm where he practiced general and corporate litigation. Mr. Baxter earned his B.A. from William Patterson University and an M.A. from John Jay College at the City University of New York, and a J.D. from Rutgers University Law School.

     Carter A. Lee. Mr. Lee has served as Senior Vice President, Finance & Administration since April 1999. From 1991 to 1997, Mr. Lee served as Senior Vice President and Chief Financial Officer of Diefenbach Elkins International, Inc. (now known as FutureBrand), a corporate branding consultancy. From 1990 to 1991, Mr. Lee served as Vice President, Finance & Administration of EDAW, Inc., a landscape architecture and planning firm. From 1987 to 1990, Mr. Lee served as Vice President and Corporate Controller of Landor Associates, a strategic design consulting firm. Prior to 1990, Mr. Lee served in various positions at Coopers & Lybrand (now known as PricewaterhouseCoopers LLP). Mr. Lee received a B.A. from the University of California, Berkeley, and an M.B.A. from California State University, Hayward.

     Marlene Chernow. Ms. Chernow has served as Vice President, Product Development & Regulatory Affairs since February 2001. Ms. Chernow has held various positions since joining the Company in May 1997, including Senior Director of Product Development and Regulatory Affairs. From 1990 to 1997, Ms. Chernow held several clinical development positions at Genentech, Inc. Ms. Chernow received an A.B. in Biology from Smith College.

     William L. Heyward, M.D., M.P.H. Dr. Heyward has served as our Vice President, International Clinical Research, since January 2000. Dr. Heyward served at the Centers for Disease Control and Prevention (CDC) for more than 20 years. While at CDC, Dr. Heyward coordinated vaccine trial research in Alaska on hepatitis B and Haemophilus influenzae type b and was involved in the investigation of the Ebola epidemic in Kikwit, Zaire. His most recent position at the CDC entailed coordinating domestic and international HIV vaccine development and evaluation. Prior to that he was director of the largest AIDS research project in Africa and was detailed to the World Health Organization and UNAIDS as a specialist in HIV vaccines and vaccine trials. Dr. Heyward received a B.A. from Emory University, an M.D. from the Medical College of Georgia and an M.P.H. from the Johns Hopkins University School of Hygiene and Public Health.

EXECUTIVE COMPENSATION

      The following table sets forth the compensation earned during the years ended December 31, 2000, 1999 and 1998 by the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Other Annual Compensation (2)	Securities Underlying Options (#)	All Other Compensation ($)
Robert C. Nowinski	2000	253,800	3,031,250	0	60,000	20,000	(3)
Chairman and Chief Executive	1999	300,000	0	0	60,000	0
Officer	1998	250,000	0	0	0	0

Donald F. Francis	2000	288,750	3,105,500	0	13,500	0
President and Acting	1999	275,000	0	0	15,000	0
Chief Executive Officer	1998	250,000	75,000	0	0	0

Phillip W. Berman	2000	210,000	1,891,107	0	13,500	0
Senior Vice President, Research &	1999	200,000	0	0	15,000	0
Development	1998	175,000	35,000	0	0	0

John G. Curd(4)	2000	236,250	45,000	40,000	6,667	0
Senior Vice President, Medical	1999	150,000	0	0	125,000	0
Affairs

Carter A. Lee(5)	2000	197,950	33,300	0	9,000	0
Senior Vice President, Finance &	1999	185,000	0	0	127,500	0
Administration

(1)	The employment contracts of Drs. Nowinski, Francis and Berman provided for a success bonus of 125,000, 125,000 and 75,757 shares of the Common Stock, respectively, if the market value of the Common Stock reached an average of $28.00 per share over a 30-day period. In November 2000 this condition was met and accordingly, these 325,757 shares of Common Stock were issued, resulting in non-cash compensation to Drs. Nowinski, Francis and Berman in the amounts of $3,031,250, $3,031,250 and $1,837,107, respectively.

(2)	As part of his employment agreement, Dr. Curd received $40,000 for an educational allowance for his college-aged children.

(3)	Dr. Nowinski resigned from his position as Chairman and Chief Executive Officer of the Company effective December 2000. As part of his separation agreement, Dr. Nowinski will receive monthly payments of $20,000 for 25 months. The first $20,000 payment was made in December 2000.

(4)	Dr. Curd became an Executive Officer in April 1999.

(5)	Mr. Lee became an Executive Officer in April 1999.

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     The following table provides information relating to stock options awarded to each of the Named Executive Officers during the year ended December 31, 2000. All such options were awarded under the Company’s 1996 Stock Option Plan.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options	% of Total Options Granted to Employees in	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Granted (#) (1)	2000	($/Sh)(2)	Date	5% ($)	10% ($)
Robert Nowinski	60,000	11.0%	13.50	5/31/10	509,405	1,290,931
Donald Francis	13,500	2.5%	13.50	5/31/10	114,616	290,459
Phillip Berman	13,500	2.5%	13.50	5/31/10	114,616	290,459
John Curd	6,667	1.2%	13.50	5/31/10	56,603	143,444
Carter Lee	9,000	1.6%	13.50	5/31/10	76,411	193,640

(1) The options granted vest ratably over four years, beginning one year from the date of grant, May 31, 2000, except for Dr. Nowinski’s options, which vested immediately in December 2000 as part of his separation agreement with the Company.

(2) Options were granted at an exercise price equal to the fair market value of the Company’s common stock, as reported on The Nasdaq Stock Market® on the date of grant.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price appreciation over the option term will be at the assumed 5% or 10% level or at any other defined level. Unless the market price of the Company’s Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. The potential realizable value is calculated by assuming that the fair value of the Common Stock on the date of grant of $13.50 per share appreciates at the indicated rate for the entire term of the option and that the option is exercised on the last day of its term and the shares issued upon exercise are immediately sold at the appreciated price. The potential realizable value computation is net of the applicable exercise price, but does not take into account applicable federal or state tax consequences or other expenses of the option exercises or the ensuing stock sales.

     The following table sets forth for each of the Named Executive Officers the number of shares of Common Stock acquired and the dollar value realized upon exercise of options during the year ended December 31, 2000 and the number and value of securities underlying unexercised options held at December 31, 2000:

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND YEAR-END VALUES

	Number of Shares Acquired on	Value	Number of Securities Underlying Unexercised Options At Fiscal Year-End (#)		Value of Unexercised In-The-Money Options At Fiscal Year-End ($) (1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert C. Nowinski	0	0	120,000	0	960,000	0
Donald P. Francis	0	0	3,750	24,750	37,500	193,500
Phillip W. Berman	0	0	203,750	24,750	2,537,500	193,500
John G. Curd	10,000	183,049	21,250	100,417	212,500	977,502
Carter A. Lee	0	0	50,625	85,875	506,250	822,750

(1)	Value of unexercised in-the-money options is based on a value of $19.50 per share, the closing price of the Common Stock as reported on The Nasdaq Stock Market® on December 29, 2000, the per share exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

     Dr. Nowinski was Chairman of the Board and Chief Executive Officer of the Company from its inception in November 1995 until his resignation from such positions on December 7, 2000. His employment agreement with the Company provided for a annual base salary of $250,000 through 2002. The agreement also provided that in the event of a change of control or termination prior to the end of the term of his employment agreement, the Company may be required to pay all salary due to Dr. Nowinski. In December 2000, in connection with his resignation, the Company and Dr. Nowinski entered into a separation agreement pursuant to which he will receive i) the sum of $500,000, which will be paid out in 25 monthly installments of $20,000 each, with the first installment due on December 15, 2000 and ii) the sum of $150,000, to be paid over 25 months in twice-monthly installments of $3,000 each, beginning December 15, 2000 and ending December 31, 2002.

     Dr. Francis’employment agreement provides for a base salary of $250,000 through 2002. On May 31, 2000, the Board of Directors approved an increase in Dr. Francis’annual salary to $288,750. Dr. Francis may receive an annual bonus of up to 30% of his base salary as determined in the discretion of the Board of Directors. In the event of a change of control or termination of employment prior to the end of the term of his employment agreement, the Company may be required to pay all salary due to Dr. Francis. Upon termination of employment, Dr. Francis is subject to a one year non-competition period.

     Dr. Berman’s employment agreement provides for a base salary of $175,000 through November 2000. On May 31, 2000, the Board of Directors approved an increase in Dr. Berman’s annual salary to $210,000. His employment agreement is currently being negotiated for renewal. Dr. Berman may receive an annual bonus of up to 30% of his base salary as determined in the discretion of the Board of Directors. In the event of a change of control or termination of employment prior to the expiration of the term of his employment agreement, we may be required to pay Dr. Berman’s base salary for twelve months following his termination. Upon termination of employment, Dr. Berman is subject to a one year non-competition period.

     Dr. Curd’s employment agreement provides for an annual base salary of $225,000 through May 2003. On May 31, 2000, the Board of Directors approved an increase in Dr. Curd’s annual salary to $236,250. Dr. Curd may also receive an annual bonus of up to 30% of his base salary and options for up to 10,000 shares of Common Stock. The Company has agreed to assume Dr. Curd’s loan for $96,822 outstanding with Genentech and accept an interest-free promissory note from Dr. Curd. Dr. Curd agrees to retire the outstanding loan by the termination of this agreement. Dr. Curd has received an option to purchase up to 125,000 shares of common stock that vests over a four-year period. In the event of a change of control, Dr. Curd may receive a one-time bonus of 37,500 shares of Common Stock. In the event of termination prior to the expiration of the term of his employment agreement, the Company may be required to pay Dr. Curd’s base salary for twelve months following his termination. Upon termination of employment, Dr. Curd is subject to a one year non-competition period.

     Mr. Lee’s employment agreement provides for a base salary of $185,000 through March 2003. On May 31, 2000, the Board of Directors approved an increase in Mr. Lee’s annual salary to $197,950. Mr. Lee may also receive an annual bonus of up to 30% of his base salary, and options for up to 10,000 shares of Common Stock. Mr. Lee has received an option to purchase up to 125,000 shares of common stock that vests over a four-year period. In the event of a change of control, Mr. Lee may receive a one-time bonus of 37,500 shares of Common Stock. In the event of termination prior to the expiration of the term of his employment agreement, the Company may be required to pay Mr. Lee’s base salary for twelve months following his termination. Upon termination of employment, Mr. Lee is subject to a one year non-competition period.

CHANGE IN CONTROL ARRANGEMENTS

     The Company’s Board of Directors has approved a plan which provides that in the event of a change in control of the Company, the options of each employee whose employment is terminated without cause within 24 months of the change in control will become exercisable in full. For this purpose, a change in control includes: (i) a person becoming the beneficial owner of 50% or more of the Company’s outstanding voting securities, (ii) certain changes in the composition of the Company’s Board of Directors occurring within a two-year period or (iii) a merger or consolidation in which the Company’s stockholders immediately before the transaction own, immediately after the transaction, less than a majority of the outstanding voting securities of the surviving entity, or its parent.

CERTAIN TRANSACTIONS

     The following is a summary of certain related party transactions with the Company in which certain of the Company’s executive officers, directors or greater than five percent stockholders or any members of the immediate family of any of the foregoing had or have a direct or indirect material interest. The Company believes that each of these transactions was on terms at least as fair to the Company as could have been obtained from unaffiliated third parties.

     In December 2000, the Company lent to Drs. Nowinski, Francis and Berman $892,703; $1,074,578 and $651,255, respectively. The proceeds of their loans were used to fund payment of payroll taxes in connection with stock bonuses paid to these officers. See footnote 1 of the Summary Compensation Table. Interest accrues on the loans at a rate of 6% per annum. The loans are to be repaid by June 2001, subject to extension under certain circumstances.

     The Company entered into an employment agreement with Dr. John Curd, Senior Vice President, Medical Affairs in May 1999. As part of the agreement, the Company agreed to assume Dr. Curd’s loan for $96,822 outstanding with Genentech, Inc. and accepted in exchange an interest-free promissory note from Dr. Curd. For federal income tax purposes the loan is imputed to bear interest at the rate of 5.87%. Dr. Curd agrees to retire the outstanding loan by the termination of this agreement. The imputed interest on this loan is compensatory to Dr. Curd and amounted to $5,683 in 2000.

     All future transactions, including any loans from VaxGen to its officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to VaxGen than could be obtained from unaffiliated third parties.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee reviews and approves the compensation and benefits for the executive officers, administers stock option plans and makes recommendations to the Board of Directors about compensation matters.

     The goal of the Company’s compensation policies is to align executive compensation with business objectives and corporate performance, and to attract and retain executives who contribute to the long-term success and value of the Company. The Company endeavors to achieve its compensation goals through the implementation of policies that are based on the following principles:

•	The Company Pays Competitively For Experienced, Highly-Skilled Executives

     The Company operates in a competitive and rapidly changing biotechnology industry. Executive base compensation is targeted to slightly above the median salary paid to comparable executives with comparable responsibilities in Bay Area companies of similar size. The individual executive’s salary is adjusted annually based on individual performance, corporate performance, and the relative compensation of the individual compared to the comparable medians.

•	The Company Rewards Executives For Superior Performance

     The Committee believes that a substantial portion of each executive’s compensation should be in the form of bonuses. Executive bonuses are based on a combination of individual performance and the attainment of corporate goals. To date, a portion of bonuses paid to executive officers has been in the form of stock option grants.

•	The Company Strives to Align Long-Term Stockholder and Executive Interests

     In order to align the long-term interests of executives with those of stockholders, the Company grants all employees, and particularly executives, options to purchase stock. Options are granted at the closing price of the Common Stock on the date of grant and will provide value only when the price of the Common Stock increases above the exercise price. Options are generally subject to vesting provisions designed to encourage executives to remain employed by the Company. Additional options are granted from time to time based on individual performance and the prior level of grants.

Compensation of Chief Executive Officer

The compensation of Dr. Nowinski, former Chairman of the Board and Chief Executive Officer for 2000 was paid pursuant to a contractual arrangement in place prior to the Company’s initial public offering. Dr. Nowinski’s compensation for 2000 is set forth in the Summary Compensation Table appearing on page 15. Dr. Nowinski resigned in December 2000.

Summary

     The Committee believes that the Company’s compensation policy to date has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. The Company’s compensation policy will evolve over time as the Company attempts to achieve the many short-term goals it faces while maintaining its focus on building long-term stockholder value through technological leadership.

     Respectfully submitted,

Randall L-W. Caudill Stephen C. Francis Ruth B. Kunath William D. Young

     Compensation Committee Members

     The foregoing Compensation Committee Report shall not be deemed to be “soliciting material”or to be “filed”with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of total stockholder return for holders of the Common Stock from June 30, 1999, the date of the Company’s initial public offering, through December 29, 2000 compared with the The Nasdaq Stock Market®, U.S. Index, and the JP Morgan H & Q Emerging Pharmaceutical Index. This graph is presented pursuant to SEC rules. The Company believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of biopharmaceutical stocks like that of the Company are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other biopharmaceutical stocks.

Date	VaxGen, Inc.	Nasdaq Stock Market (U.S.)	JP Morgan H & Q Emerging Pharmaceutical Index
6/30/99	100	100	100
9/30/99	113	102	100
12/31/99	142	151	114
3/31/00	119	170	129
6/30/00	168	148	184
9/29/00	180	136	209
12/29/00	150	91	221

* Assumes $100 invested on 6/30/99 including reinvestment of dividends.

     The information contained in the Stock Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

OTHER MATTERS

     The Company knows of no other matters that are likely to be brought before the meeting. If any other matters properly come before the meeting, the persons named in the accompanying proxy or their substitutes will vote the shares in accordance with their judgment.

     The Company will mail without charge to any stockholder upon written request a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2000. Requests should be sent to Investor Relations, VaxGen, Inc., 1000 Marina Boulevard, Suite 200, Brisbane, California 94005.

THE BOARD OF DIRECTORS

Dated: April 30, 2001

APPENDIX A

VAXGEN, INC.

AUDIT COMMITTEE CHARTER

Adopted May 31, 2000

PURPOSE

The purpose of the Audit Committee is to:

1.	Assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

•	All financial reports and other financial information provided to the public and to the SEC.

•	Internal accounting and financial reporting processes.

•	Independence of auditors.

2.	Provide a direct and open avenue of communication between the Board of Directors and both the independent auditors and the principal financial officer.

COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors. Each member of the Audit Committee shall be a non-executive member of the Board (i.e., no member of the Audit Committee may be an employee of the Company). The Board shall evaluate the independence of each Committee member appointed from time to time by the Board, considering among others such factors as any relationship to a present or past employee of Company or its affiliates, any past or present employment with Company or its affiliates, any compensation received from the Company or its affiliates other than for Board service, any employment with a company with a significant business relationship with the Company or its affiliates, any other relationship that may interfere with the Committee member’s exercise of independence from the Company and management, and any other factors that may prevent a director from satisfying applicable regulatory requirements.

Each member of the Audit Committee shall be able to read and understand fundamental accounting statements. At least one member of the Audit Committee shall have employment experience in finance or accounting, with financial oversight responsibilities.

MEETINGS

1.	Meet four times per year or more frequently as circumstances warrant, including:

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•	A meeting with the auditors to discuss the scope of the audit prior to the commencement of the audit;

•	A meeting subsequent to the completion of the audit and prior to the release of the annual financial statements to review the audit and the annual financial statements; and,

•	A meeting in separate sessions with management, principal financial officer, and independent auditors to address any matter they or the Committee wish to discuss privately.

CONTINUING RESPONSIBILITIES AND DUTIES

Review of Documents and Reports

1.	Review the Company’s quarterly and annual financial statements and any financial reports or other financial information submitted to the SEC pursuant to securities law or regulation or to the public, including any certification, report, opinion, or review rendered by the independent auditors.

2.	Review with the principal financial officer and the independent accountants the 10-Q and 10-K prior to their filing.

3.	Review this Charter at least annually or as circumstances warrant.

Independent Auditors

1.	Recommend the selection of the independent auditors for approval by the Board of Directors, approve all fees and compensation paid to the independent auditors, review the performance of the independent auditors, and approve any proposed discharge of the independent auditors.

2.	Instruct the independent auditors as to their ultimate responsibility to the Board of Directors, their client, and the Audit Committee, who as representatives of the shareholders have the ultimate authority and responsibility to select, evaluate, and if appropriate replace the auditors.

3.	Review and discuss with the independent auditors a formal written statement to be prepared by the independent auditors that:

•	Describes all significant relationships the independent auditors have or have had with the Company and the Company’s senior executives in order to assess the auditors’independence; and,

•	Delineates all significant relationships between the auditors and the Company and its senior executives.

Accounting Principles

1.	Discuss with financial management and the independent auditors their qualitative judgements about the appropriateness, not just the acceptability, of accounting principles and the clarity of financial disclosure practices used or proposed.

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2.	Advise financial management and the independent auditors that they are expected to provide a timely analysis of significant current financial reporting issues and practices pertinent to the Company.

Audit

1.	Consider, in consultation with the independent auditors and the principal financial officer, the audit scope and plan of the independent auditors.

•	Discuss coordination of audit efforts with the goal of attaining completeness of coverage, reduction of redundant efforts, and effective use of audit resources.

•	Require the inclusion of a review of all direct and indirect payments to each director and officer, including all benefits and perquisites.

2.	Review with the independent auditors the results of their annual audit and related comments including:

•	The audit of the annual financial statements, accompanying footnotes and their report thereon.

•	Any significant changes required in the independent auditors’audit plans.

•	Any difficulties encountered in the course of audit work including any restrictions on the scope of activities, access to required information, and any disputes with management encountered during the course of the audit.

•	Other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

•	Any significant findings during the year, including the management letter and the status of previous audit recommendations.

3.	Report periodically to the Board of Directors on significant results of the foregoing activities.

Internal Staff and Controls

1.	Review and concur in the appointment, replacement, reassignment, or dismissal of the principal financial officer and any other significant financial staff.

2.	Consider and review with the independent auditors and principal financial officer:

•	The adequacy of internal controls including computerized accounting information system controls and security.

•	Related findings and recommendations of the independent auditors together with management’s responses.

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“WHEN NECESSARY” DUTIES AND RESPONSIBILITIES

1.	Review and approve requests for any management consulting engagement to be performed by the independent auditors and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

2.	Review periodically with Company’s counsel legal and regulatory matters that may have a material impact on the financial statements.

3.	Inquire of management, the independent auditors, and the principal financial officer about significant financial risks or exposures and assess the steps management has taken to minimize such risks.

4.	Review any internal financial reports prepared at the request of the Audit Committee or Board of Directors and the management’s response to these reports.

5.	Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

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APPENDIX B

VAXGEN, INC.

2001 EMPLOYEE STOCK PURCHASE PLAN

VaxGen, Inc., a Delaware corporation (the “Company”), hereby establishes this 2001 Employee Stock Purchase Plan (the “Plan”).

     1. Purpose of Plan. The purpose of the Plan is to enable Eligible Employees (as defined in Section 3) who wish to become shareholders of the Company a convenient and favorable method of doing so. The Plan is intended to constitute an “employee stock purchase plan,” as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan shall be interpreted and administered as necessary in order to meet the requirements of Section 423 and other applicable provisions of the Code and the regulations promulgated thereunder.

     2. Administration of the Plan. The Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”). Subject to the provisions of the Plan, the Committee will have the complete authority to interpret the Plan, to adopt, amend and rescind rules and procedures relating to the Plan, and to make all of the determinations necessary or advisable for the administration of the Plan. All such interpretations, rules, procedures and determinations will, in the absent of fraud or patent mistake, be conclusive and binding on all persons with any interest in the Plan.

     3. Eligible Employees; Employer. The term “Eligible Employees” means all common law employees of the Company, and of each subsidiary of the Company (within the meaning of Section 423 of the Code) hereafter designated by the Committee (a “Designated Subsidiary”), except the following: (a) employees whose customary employment is 20 hours or less per week; and (b) employees whose customary employment is for not more than five months in any calendar year. The term “Employer” means the Company or the Designated Subsidiary by which an employee is employed. The employment of an employee shall be treated as continuing intact while the employee is on sick leave or other leave of absence approved by the Employer. Except as otherwise expressly provided in the Plan and permitted by Section 423 of the Code, all Eligible Employees shall have the same rights and privileges under the Plan.

     4. Stock Subject to the Plan. The stock subject to the Plan shall be shares of the Company’s authorized but unissued voting Common Stock, $.01 par value per share (the “Common Stock”). The aggregate number of shares of Common Stock that may be purchased by Eligible Employees pursuant to the Plan is 300,000, subject to adjustment as provided in Section 13.

     5. Offerings and Purchase Periods

     5.1 The Plan will be implemented by a series of offerings of approximately 24-months’ duration (each, an “Offering”). The initial Offering will commence on July 2, 2001, and end on June 30, 2003. An additional Offering will commence on the first Business Day (as defined in Article 8) of each subsequent October, January, April and July of each year during the term of the Plan and end on the last Business Day of the second December, March, June and September, respectively, occurring thereafter. The commencement date of the initial and each subsequent Offering will be referred to as a “Commencement Date.”

     5.2 The Plan will be administered on the basis of specified periods (the “Purchase Periods”) for each Offering. Each Offering will consist of eight (8) Purchase Periods commencing on the first Business Day of each July, October, January and April during the Offering and ending on the last Business Day of the next September, December, March and June, respectively, occurring thereafter.

     6. Participants; Payroll Deductions

     6.1 A person who is an Eligible Employee at the beginning of an Offering may elect to participate in the Offering. This election must be made prior to the Commencement Date of the Offering in accordance with such procedures as the Committee may adopt (each Eligible Employee who so elects to participate will be referred to as a “Participant”). If the election is made, the Participant’s Employer will make deductions from his or her Compensation (as defined in Section 6.4), at a specified percentage rate, to be used to purchase shares of Common Stock pursuant to the Plan during each Purchase Period in the Offering. A Participant may not simultaneously participate in more than one Offering.

     6.2 The maximum rate of deduction that a Participant may elect for any Offering is 15%. An amount equal to the elected percentage shall be deducted from the Participant’s pay each time during the Offering that any Compensation is paid to the Participant. The Committee may set such minimum level of payroll deductions as the Committee determines to be appropriate. Any minimum level of deductions set by the Committee shall apply equally to all Eligible Employees. A Participant’s accumulated payroll deductions shall remain the property of the Participant until applied toward the purchase of shares of Common Stock under the Plan, but may be commingled with the general funds of his or her Employer. No interest will be paid on payroll deductions accumulated under the Plan (regardless of whether such deductions are applied to the purchase of shares hereunder or returned to the Participant or his or her personal representative).

     6.3 A Participant in the Plan on the last day of an Offering shall automatically continue to participate in the Plan during the next Offering unless he or she withdraws in the manner described in Section 11 or is no longer an Eligible Employee.

     6.4 The term “Compensation” means all base salary and straight time wages paid to or on behalf of a Participant for services performed or on account of holidays, paid time off or other similar events (including any amounts by which such earnings are reduced, at the election of a Participant, pursuant to a cafeteria plan described in Section 125 of the Code, a dependent care assistance program described in Section 129 of the Code, a cash or deferred arrangement described in Section 401(k) of the Code, or any similar plan, program or arrangement), and excluding any overtime, bonuses, commissions and other incentive compensation, the value of any noncash benefits under any employee benefit plans, and any other amounts paid to the Participant that are specifically excluded by the Committee.

     7. Purchase of Shares

     7.1 At the end of each Purchase Period during an Offering, a Participant’s accumulated payroll deductions for the Purchase Period will, subject to the limitations in Section 9 and the termination provisions of Section 16, be applied toward the purchase of shares of Common Stock at a purchase price (the “Purchase Price”) equal to the lesser of the following amounts (rounded to the nearest cent):

(a) 85% of the Market Price (as defined in Section 8.1) of the Common Stock on the Commencement Date of the Offering; or

27

(b) 85% of the Market Price of the Common Stock on the last Business Day of the Purchase Period.

     7.2 Shares of Common Stock may be purchased under the Plan only with a Participant’s accumulated payroll deductions. Fractional shares cannot be purchased. Any portion of a Participant’s accumulated payroll deductions for a Purchase Period not used for the purchase of Common Stock shall, subject to Section 9, be applied to the purchase of Common Stock in the next Purchase Period, if the Participant is participating in the Plan during that Purchase Period, or returned to the Participant.

     7.3 Each Participant who purchases shares of Common Stock under the Plan shall thereby be deemed to have agreed that his or her Employer shall be entitled to withhold, from any amounts that may be payable to the Participant at or around the time of the purchase, such federal, state, local and foreign income, employment and other taxes as may be required to be withheld under applicable laws. In lieu of such withholding, the Employer may require the Participant to remit such taxes to the Employer as a condition of the purchase.

     8. Market Price

     8.1 For purposes of the Plan, the term “Market Price” on any day means, if the Common Stock is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock on that day as reported by the principal exchange on which the Common Stock is listed, or, if the Common Stock is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or, if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Committee.

     8.2 For purposes of the Plan, the term “Business Day” means a day on which prices or quotations for the Common Stock are reported by a national securities exchange, the Nasdaq Stock Market, or any other available source of prices or quotations selected by the Committee, whichever is applicable pursuant to the preceding paragraph.

     8.3 If the Market Price of the Common Stock must be determined for purposes of the Plan at a time when the Common Stock is not publicly traded, then the term “Market Price” shall mean the fair market value of the Common Stock as determined by the Committee, after taking into consideration all the factors it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

     9. Limitations on Share Purchases

     9.1 Notwithstanding Section 3, an employee will not be an Eligible Employee for purposes of the Plan if the employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this 5% limitation, an employee shall be treated as owning any stock the ownership of which is attributed to him or her under the rules of Section 424(d) of the Code, as well as any stock that, in the absence of this Section 9.1, the employee could purchase under the Plan with his or her payroll deductions held pursuant to Section 6 but not yet applied to the purchase of shares of Common Stock under the Plan.

     9.2 Notwithstanding any other provision of this Plan, the shares of Common Stock that a Participant is entitled to purchase in an Offering under this Plan (and in all other offerings under all other employee stock purchase plans of the Company and its related corporations) shall not have a fair market value in excess of $25,000 for each calendar year during the term of the Offering (or such other offerings) in which the shares are to be purchased, such fair market value to be based on the Market Price of the shares on the Commencement Date of the Offering (or the fair market value of the shares on the commencement dates of the corresponding offerings under such other plans).

     9.3 The limitations in Section 9.1 and Section 9.2 are intended to, and shall be interpreted and administered as necessary in order to, meet the requirements of Section 423(b)(3) and Section 423(b)(8) of the Code, respectively, and the regulations promulgated thereunder.

     10. Changes in Payroll Deductions

     10.1 A Participant may elect during an Offering, in accordance with procedures prescribed by the Committee, to decrease, or on two occasions only during the Offering to increase, subject to Section 6.2, the rate of payroll deductions being withheld from his or her Compensation during the Offering. The change in rate shall be effective as of the beginning of the next calendar month following the date his or her Employer receives the appropriate forms as prescribed by the Committee, if such forms are received at least 10 days prior to such date, and, if not, as of the beginning of the next succeeding calendar month.

     10.2 Except as provided in Section 10.1, the rate of payroll deductions for an Offering may not be increased or decreased by a Participant during the Offering. However, the Participant may change the rate of payroll deduction for a subsequent Offering. In addition, a Participant may withdraw from the Offering in accordance with Section 11.

     11. Withdrawal

     11.1 A Participant may elect, in accordance with procedures prescribed by the Committee, to withdraw from an Offering. Such withdrawal must be elected at least 10 days prior to the end of the Purchase Period for which it is to be effective. If a Participant so withdraws, all of the Participant’s accumulated payroll deductions will be promptly returned to the Participant. If a Participant’s payroll deductions are interrupted by any legal process, the Participant will be deemed to have elected to withdraw from the Offering in which he or she is participating when the interruption occurs.

     11.2 If the Market Price of the Common Stock on the last Business Day of any Purchase Period during an Offering is less than the Market Price of the Common Stock on the Commencement Date of such Offering, then each Participant in that Offering who remains an Eligible Employee and has not otherwise withdrawn from the Offering shall automatically (a) be withdrawn from the Offering effective as of the end of such Purchase Period (but after the purchase of shares of Common Stock under Section 7 with the Participant’s accumulated payroll deductions), and (b) be enrolled in the Offering commencing on the first Business Day subsequent to the end of such Purchase Period.

     11.3 Except as provided in Section 11.2, following withdrawal from the Plan, in order to participate in the Plan for any subsequent Offering, the Participant must again elect to participate in the manner described in Section 6.1.

     12. Issuance of Common Stock

     12.1 Certificates for the shares of Common Stock purchased by Participants will be delivered by the Company’s transfer agent as soon as practicable after each Purchase Period. In lieu of issuing certificates for such shares directly to Participants, the Company shall be entitled to issue such shares to a bank, broker-dealer or similar custodian (the “Custodian”) that has agreed to hold such shares for the accounts of the respective Participants. Fees and expenses of the Custodian shall be paid by the Company or allocated among the respective Participants in such manner as the Committee determines.

     12.2 A Participant may request, in accordance with such procedures as the Committee may adopt, that shares purchased by the Participant be issued (or, if such shares are issued to the Custodian, that the account for such shares be held) in the names of the Participant and one other person designated by the Participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

     12.3 If shares purchased under the Plan are issued to a Custodian, a Participant may at any time, to the extent permitted by Section 18, undertake a disposition (as that term is defined in Section 424(c) of the Code), whether by sale, exchange, gift or other transfer of legal title, of any or all of the shares held for the Participant by the Custodian. In the absence of such a disposition of the shares, the shares shall continue to be held by the Custodian until the holding period set forth in Section 423(a) of the Code has been satisfied. If a Participant so requests, shares for which such holding period has been satisfied will be transferred to another brokerage account specified by the Participant, or a stock certificate for such shares will be issued and delivered to the Participant or his or her designee.

     13. Changes in Capitalization

     13.1 Upon the happening of any of the following described events, a Participant’s right to purchase shares of Common Stock under the Plan shall be adjusted as provided below:

(a) If the outstanding shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock or if, upon a recapitalization, split-up or other reorganization of the Company, the outstanding shares of Common Stock are exchanged for other securities of the Company, the rights of each Participant shall be modified so that the Participant is entitled to purchase, in lieu of the shares of Common Stock that the Participant would otherwise have been entitled to purchase in an Offering at the end of a Purchase Period in progress at the time of such subdivision, combination or exchange (the “Purchase Period Shares”), such number of shares of Common Stock or such number and type of other securities as the Participant would have received if such Purchase Period Shares had been issued and outstanding at the time of such subdivision, combination or exchange (unless in the case of an exchange the Committee determines that the nature of the exchange is such that it is not feasible or advisable that the rights of Participants be so modified, in which event the exchange shall be deemed a Terminating Event under Section 14).

(b) If the Company issues any of its shares as a stock dividend upon or with respect to the Common Stock, each Participant who purchases shares of Common Stock in an Offering at the end of a Purchase Period in progress on the record date for the stock dividend shall be entitled to receive the shares so purchased (the “Purchased Shares”) and shall also be entitled to receive at no additional cost, but only if the Purchase Price for the Purchased Shares was determined by reference to the Market Price of the Common Stock on the Commencement Date of the Offering, the number of shares of the class of stock issued as a stock dividend, and the amount of cash in lieu of fractional shares, that the Participant would have received if he or she had been the holder of the Purchased Shares on the record date for the stock dividend.

     13.2 Upon the happening of an event specified in Section 13.1(a) or Section 13.1(b) above, the class and aggregate number of shares available under the Plan, as set forth in Section 4, shall be appropriately adjusted to reflect the event. Notwithstanding the foregoing, such adjustments shall be made only to the extent that the Committee, based on advice of counsel for the Company, determines that such adjustments will not constitute a change requiring shareholder approval under Section 423(b)(2) of the Code.

     14. Terminating Events

     14.1 Upon (a) the dissolution or liquidation of the Company, (b) a merger or other reorganization of the Company with one or more corporations as a result of which the Company will not be a surviving corporation, (c) the sale of all or substantially all of the assets of the Company or a material division of the Company, (d) a sale or other transfer, pursuant to a tender offer or otherwise, of more than fifty percent (50%) of the then outstanding shares of Common Stock of the Company, (e) an acquisition by the Company resulting in an extraordinary expansion of the Company’s business or the addition of a material new line of business, or (f) any exchange that is subject to this Section 14 in accordance with the provisions of Section 13 (any of such events is herein referred to as a “Terminating Event”), the Committee may but shall not be required to —

(a) make provision for the continuation of the Participants’ rights under the Plan on such terms and conditions as the Committee determines to be appropriate and equitable, including where applicable, but not limited to, an arrangement for the substitution on an equitable basis, for each share of Common Stock that could otherwise be purchased in an Offering at the end of a Purchase Period in progress at the time of the Terminating Event, of any consideration payable with respect to each then outstanding share of Common Stock in connection with the Terminating Event; or

(b) terminate all rights of Participants to purchase additional shares of Common Stock under the Plan and —

(i) return to the Participants all of their accumulated payroll deductions that have not been applied to the purchase of shares of Common Stock under the Plan; and

(ii) pay to each Participant, for each share of Common Stock, if any, that otherwise could have been purchased by the Participant in an Offering at the end of a Purchase Period in progress at the time of the Terminating Event, determined by assuming that the Participant’s accumulated payroll deductions were used to purchase shares of Common Stock at a Purchase Price equal to the Market Price of the Common Stock on the Commencement Date of the Offering, an amount equal to the excess, if any, of (A) the Market Price on the date of the Terminating Event of a share of Common Stock, over (B) such Purchase Price.

     14.2 The Committee shall make all determinations necessary or advisable in connection with Terminating Events, and its determinations shall, in the absent of fraud or patent mistake, be conclusive and binding on all persons with any interest in the Plan.

     15. No Transfer or Assignment of Employee’s Rights. An Eligible Employee’s rights under the Plan are the Eligible Employee’s alone and may not be voluntarily or involuntarily transferred or assigned to, or availed of by, any other person other than by will or the laws of descent and distribution. An Eligible Employee’s rights under the Plan are exercisable during his or her lifetime by the Eligible Employee alone.

     16. Termination of Employee’s Rights. A Participant’s rights under the Plan will terminate if he or she for any reason (including death, disability or voluntary or involuntary termination of employment) is no longer an employee of the Company or a Designated Subsidiary. In such event, all of the payroll deductions credited to the Participant’s account will be promptly returned to the Participant or his or her personal representative.

     17. Termination and Amendment of Plan

     17.1 The Plan may be terminated at any time by the Board, but, except as provided in Section 14, such termination shall not affect the right of any Participant to purchase shares in an Offering at the end of the Purchase Period in progress at the time of termination. The Plan will also terminate in any case when all or substantially all of the unissued shares of Common Stock reserved for the purposes of the Plan have been purchased. If at any time shares of Common Stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among Participants in proportion to the respective amounts of their accumulated payroll deductions, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase shares of Common Stock will be refunded to the Participants entitled thereto.

     17.2 The Committee or the Board may from time to time adopt amendments to the Plan; provided, however, that, without the approval of the shareholders of the Company, no amendment may increase the number of shares that may be issued under the Plan or make any other change for which shareholder approval is required by Section 423 of the Code or the regulations thereunder.

     18. Disposition of Shares. Subject to compliance with any applicable federal and state securities and other laws and any policy of the Company in effect from time to time with respect to trading in its shares, a Participant may effect a disposition (as that term is defined in Section 424(c) of the Code) of Common Stock purchased under the Plan at any time the Participant chooses; provided, however, each Participant agrees, by purchasing shares of Common Stock under the Plan, that (a) his or her Employer shall be entitled to withhold, from any other amounts that may be payable to the Participant by the Employer at or around the time of such disposition, such federal, state, local and foreign income, employment and other taxes as the Employer may be required to withhold under applicable law; and (b) in lieu of such withholding, the Participant will, upon request of the Employer, promptly remit such taxes to the Employer.

     19. EACH EMPLOYEE PURCHASING SHARES OF COMMON STOCK UNDER THE PLAN ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE THEREOF.

     20. No Shareholder Rights; Information to Participants. A Participant shall not have any rights as a shareholder of the Company (other than the right potentially to receive stock dividends under Section 13) on account of shares of Common Stock that may be purchased under the Plan prior to the time such shares are actually purchased by and issued to the Participant. Notwithstanding the foregoing, the Company shall deliver to each Participant under the Plan who does not otherwise receive such materials (a) a copy of the Company’s annual financial statements (which shall be delivered annually as promptly as practical following each fiscal year of the Company and review or audit of such statements by the Company’s auditors), together with management’s discussion and analysis of financial condition and results of operations for the fiscal year, and (b) a copy of all reports, proxy statements and other communications distributed to the Company’s security holders generally.

     21. Use of Proceeds. The proceeds received by the Company from the sale of shares of Common Stock under the Plan will be used for general corporate purposes.

     22. Governmental Regulations. The Company’s obligation to sell and deliver shares of the Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares, including the Securities and Exchange Commission, the securities administrators of the states in which Participants reside, and the Internal Revenue Service.

     23. Miscellaneous Provisions

     23.1 Nothing contained in the Plan shall obligate any Employer to employ a Participant for any period, nor shall the Plan interfere in any way with the right of the Employer to reduce a Participant’s compensation.

     23.2 The provisions of the Plan shall be binding upon each Participant and, subject to the provisions of Section 15, the heirs, successors and assigns of each Participant.

     23.3 Where the context so requires, references in the Plan to the singular shall include the plural, and vice versa, and references to a particular gender shall include either or both additional genders.

     23.4 The Plan shall be construed, administered and enforced in accordance with the laws of the United States, to the extent applicable thereto, as well as the laws of the State of Delaware.

     24. Approval of Shareholders. The Plan shall be effective July 1, 2001, subject to approval by the shareholders of the Company in a manner that complies with Section 423(b)(2) of the Code. If such approval does not occur prior to July 1, 2001, the Plan shall be void and of no effect.

VAXGEN, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Donald P. Francis and Carter A. Lee, and each of them acting in the absence of the other, as Proxies, each with the power to appoint his or her substitute, to represent and to vote all shares of Common Stock of VaxGen, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on May 30, 2001, or at any adjournment thereof. The undersigned directs that this proxy be voted as follows:

(Continued and to be signed and dated on reverse side)

SEE REVERSE SIDE	SEE REVERSE SIDE

——————————————— FOLD AND DETACH HERE ——————————— ————

Please mark your votes as [X] indicted in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS DESIGNATED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF SUCH PROPOSALS.

	FOR all nominees named (except as indicated to the contrary below)	WITHHOLD AUTHORITY to vote for
1. Election of Directors
Nominees:	[ ]	[ ]
Donald P. Francis, Phillip W. Berman
Randall L-W. Caudill, Stephen C. Francis,
Ruth B. Kunath, William D. Young

To withhold authority to vote for any individual nominee, print that nominee’s name in the following space: ————————————————————————————————— ———————————

2. Ratification of appointment of KPMG LLP as	FOR	AGAINST	ABSTAIN
independent auditors for the 2001 fiscal year	[ ]	[ ]	[ ]

34

3. To approve the Company’s 2001 Employee	FOR	AGAINST	ABSTAIN
Stock Purchase Plan.	[ ]	[ ]	[ ]

4. To approve the increase	FOR	AGAINST	ABSTAIN
in the number of authorized shares of Common Stock by 20,000,000 shares.	[ ]	[ ]	[ ]

The undersigned hereby revokes any proxy or proxies given for such shares and ratifies all that said Proxies or their substitutes may lawfully do by virtue of this proxy.

Dated: May ___, 2001

Print or Type Name of Stockholder _________________________________

Print or Type Name and Title of Representative, if Signed in Representative Capacity _______________________________

Signature ________________________ Signature, if held jointly ________________________

Please date, sign and return promptly in the enclosed envelope. This proxy must be received before the stockholder meeting.

——————————————— FOLD AND DETACH HERE ——————————— ————